Exhibit 99.2

XTI AEROSPACE Powering the vertical economy. Corporate Presentation November 2025

DISCLAIMER This presentation is made solely for information purposes and no representation or warranty, express or implied, is made by XTI Aerospace, Inc. (“XTI,” “we,” “us,” “our,” and, together with our subsidiaries, the “Company”) or any of its representatives as to the information contained in this presentation. This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including, without limitation, statements regarding future actions; prospective products, anticipated expenses, applications, customers and technologies; future performance or results of anticipated products; and projected expenses and financial results, are forward - looking statements You can find many (but not all) of these forward - looking statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” or other similar expressions in this presentation. These forward - looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections, including, without limitation: the Company’s history of losses; our ability to achieve or maintain profitability in the future; our limited operating history after our recent business combination with XTI Aircraft Company; our ability to meet the development and commercialization schedule with respect to the TriFan 600; the risk that we have not yet manufactured any non - prototype aircraft or delivered any aircraft to a customer, and that our and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so; the uncertainties associated with obtaining regulatory approvals of our aircraft including certification by the Federal Aviation Administration, which is a lengthy and costly process; our ability to obtain adequate financing in the future as needed; the risk that our conditional pre - orders for our aircraft (which include conditional aircraft purchase agreements, non - binding reservations, and options) are canceled, modified, delayed or not placed and that we must return refundable deposits; emerging competition and rapidly advancing technology that may outpace our technology; customer demand for the products and services we develop; the impact of competitive or alternative products, technologies and pricing; our ability to develop other new products and technologies; our ability to navigate the regulatory environment and complexities with compliance related to such environment; our ability to attract customers and/or fulfill customer orders; our ability to enhance and maintain the reputation of our brand and expand our customer base; our ability to scale in a cost - effective manner and maintain and expand our manufacturing and supply chain relationships; general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to increases in inflation rates and rates of interest, supply chain challenges; cybersecurity attacks; our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market; lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report; our ability to respond to a failure of our systems and technology to operate our business; our ability to protect our intellectual property; the outcome of any known and unknown litigation and regulatory proceedings; our success at managing the risks involved in the foregoing items; and other risks and uncertainties described in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. The forward - looking statements are based upon management’s beliefs and assumptions and are made as of the date of this presentation. We undertake no obligation to publicly update or revise any forward - looking statements included in this presentation. You should not place undue reliance on these forward - looking statements. This presentation also contains estimates, projections and other information concerning our industry and our business, including data regarding the estimated size of our markets and their projected growth rates. Unless otherwise indicated, such estimates, projections and other information is based on information released by independent industry analysts and other third - party sources and management estimates. In some cases, we do not expressly refer to the sources from which these data are derived. Management estimates are derived from publicly available information released by independent industry analysts and other third - party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

We believe this is a strategic union that strongly positions XTI Aerospace to become the leader in the manned and unmanned aviation industry. XTI Aerospace is pleased to announce the acquisition of Drone Nerds, one of the largest and most established largest drone distributors and service providers in the U.S., with over $110 million in annual revenue. This transaction represents a strategic combination of XTI’s advanced aviation vision with Drone Nerds’ market - leading unmanned systems, enterprise integrations and operational expertise . Together, the companies are expected to create a unified platform across commercial, consumer and government sectors . We believe this acquisition will create an aerospace ecosystem, where manned and unmanned aviation evolve together . Introducing RECENTLY ACQUIRED

XTI aircraft

We are developing a regional vertical takeoff and landing (“VTOL”) airplane, the TriFan 600, designed to take off and land like a helicopter and cruise at the speed and range of a fixed-wing business airplane.

We are currently engaged in developing the aerodynamic performance and top-level engineering design of the TriFan 600.

The TriFan 600 is expected to be one of the first civilian fixed-wing, regional VTOL airplanes that offers the speed and comfort of a business airplane and the versatility of VTOL for a wide range of customer applications. We refer to this new category of VTOL as “xVTOL.”

Applications include:

- Business / Private Travel
- Military – Troop Transport, Reconnaissance etc.
- Regional Charter
- Emergency Medical Services

XTI has generated 140 conditional pre-orders & 154 non-binding reservations & options equating to over $3B in potential future revenue.

xti aerospace

XTI AEROSPACE TECHNOLOGY ECOSYSTEM The 7 pillars of the vertical economy shown below reflect the strategic framework guiding XTI's integrated growth through an INVEST – BUY – BUILD approach that unites all facets of modern aviation. 7 Pillars of the Vertical Economy Unmanned Aircraft & Drones Manned Aircraft Power Technology Airspace & Infrastructure Management Artificial Intelligence Advanced Materials Next Gen Manufacturing FUTURE

Introducing RECENTLY ACQUIRED

DRONE NERDS BRIEF HISTORY 2014 FOUNDED DRONE NERDS 2014 OPENED SERVICE CENTER 2016 DEDICATED ENTERPRISE SALES 2018 PLATINUM LEVEL DJI ENTERPRISE DEALER 2021 SCALED SALES & MARKETING 2023 ONE OF THE LEADING DRONE PROVIDERS IN THE U.S 2024 OVER 30+ BRANDS SUPPORTED

• Established Brand with Positive Track Record • Expansive Market Reach and Customer Base • Industry Knowledge and Expertise • Comprehensive Marketing & Sales Support • Outsourced Warranty Management • Collaborative Partnerships As one of the largest drone distributors and solution providers in the U.S., we believe Drone Nerds brings unparalleled expertise, industry reach, and dedication to ensuring their products thrive in the market. DRONE NERDS DISTRIBUTION

One of the Largest Inventories in the U.S. Drone Nerds reputation and reach are built on longstanding partnerships with major manufacturers and their ability to manage a large inventory effectively. We believe this positions us as a trusted supplier who can deliver product where and when it is needed. Extensive Market Penetration With a network of dealers spanning the U.S. and LATAM as well as clients spanning the public sector, commercial enterprises, and consumer retail, Drone Nerds can potentially break into and expand market share in any target market. Collaborative Partnerships The Drone Nerds ecosystem includes collaborative partnerships with bundled hardware, software, and accessories providers. We believe that these partnerships will enable us to offer comprehensive solutions that will drive increased platform sales, which is anticipated to boost demand and maximize the value of the Drone Nerds' platform. DRONE NERDS MARKET REACH & CUSTOMER BASE

Dedicated Enterprise Division The Drone Nerds enterprise team specializes in complex integrations and deployments, ensuring that their products are effectively represented in professional markets across major verticals with large market penetration in the following sectors: • Agriculture • Public Safety & Government • Construction • Energy & Infrastructure • Insurance Specialized Focus on Drones & Technology With over a decade of experience and an exclusive focus on the drone industry, Drone Nerds brings a wealth of technical knowledge that we believe enables it to effectively and accurately represent its products. Solutions experts have a breadth of in - depth knowledge that customers rely on, including : • Drone Platforms, Payloads, and Accessories • LiDAR Technology • Thermal Imaging • Multispectral Imaging • AI in Drone Application • Processing Software & Operational/Fleet Management Software DRONE NERDS INDUSTRY KNOWLEDGE & EXPERTISE

DRONE NERDS

CHANNEL EXPANSION STRATEGY

TARGETED VERTICAL MARKET FOCUS

- **Agriculture:** Partnering with dealers who serve large Farming Operations or distribute Agri-tech Products, focusing on precision agriculture and crop management.
- **Construction:** Targeting dealers involved with surveying, GIS Technology and Construction Equipment sales to capitalize on site surveying and progress tracking needs.
- **Public Safety & Government:** Engaging dealers experienced in government contracts, emergency services and defense, leveraging drone technology for Emergency Response, Surveillance, and Search & Rescue.
- **Energy & Infrastructure:** Collaborating with dealers specializing in Infrastructure Inspection, Renewable Energy, and Safety Tools addressing the growing need for asset monitoring and environmental safety.
- **Insurance:** Collaborating with dealers and technology partners serving Insurance Carriers, Claims Adjusters, and Risk Assessment Providers, positioning drone solutions for property inspections, disaster documentation, roof and structural assessments, and rapid claims processing which we expect will improve accuracy and reduce cycle times.

COMPREHENSIVE DEALER SUPPORT

- **Streamlined Onboarding:** Implemented processes with comprehensive support, including access to our Always FlyingTM Program.
- **InDepth Training:** Both online and in-person training, ensuring that dealers are equipped to sell and support advanced drone technology.

GEOGRAPHIC EXPANSION

- **Emerging and Regional Markets:** Focusing on regions across the U.S. with lower dealer presence today and where drone technology is still in the early adoption phase, and continued growth in LATAM.
- **Mature Markets:** Identifying underserved U.S. niches and continue expansion across our target verticals based on market needs and new or growing use cases.

xti aerospace

Advanced Inventory & Logistics Infrastructure Scalable Capacity: With the ability to store and manage large inventory, we aim to ensure our products are available when and where they’re needed, minimizing stockouts and delays. Efficient Supply Chain: The Drone Nerds logistics team aims to ensure fast and reliable deliveries, with an infrastructure primed for scale as our business needs grow. Transparency & In - Depth Analytics Data - Driven Insights: From performance metrics to customer feedback, Drone Nerds provides regular reports and analytics, helping our manufacturers make well - informed decisions. DRONE NERDS INVENTORY INFRASTRUCTURE LOGISTICS & ANALYTICS

DRONE NERDS COMMERCIAL TRAINING & SUPPORT Customer - Centric Support & Training Teams Drone Nerds takes pride in offering a customer - focused support experience, guiding end - users through every step of their journey with our products and services. For those navigating complex deployments or technical challenges, Drone Nerds’ experienced technicians deliver in - depth troubleshooting to ensure issues are resolved swiftly and accurately. We believe this dedication to customer success not only enhances satisfaction but also builds trust in their brand, fostering long - term loyalty.

We believe the regional powered - lift sector (VTOL) was the most overlooked economy in aviation until this year. VTOL EXPECTED GROWTH $1T $9T By 2040 By 2050 * eVTOL/Urban Air Mobility TAM Update: A Slow Take - Off, But Sky's the Limit - Morgan Stanley Powered lift aircraft are the first new category of aircraft in nearly 80 years and this historic rule will pave the way for accommodating wide - scale Advanced Air Mobility in the future. “ ” MIKE WHITAKER Former Federal Aviation Administration (FAA) Administrator October 22, 2024

xVTOL MARKET OPPORTUNITY URBAN eVTOL 100+ Competitors REGIONAL xVTOL Less than 5 Competitors No New Infrastructure Required 0 100 200 300 400 500 600 700 800 Range in Miles *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification. 900 1000

xVTOL INNOVATION The XTI xVTOL solution will help power the emerging Vertical Economy. 7 Pillars of the Vertical Economy: • Manned Aircraft • Unmanned Aircraft (UAS) & Drones • Airspace & Infrastructure Management • Power Technology • Advanced Materials • Artificial Intelligence • Next Gen Manufacturing Partnering With Leaders We are building partnerships with world class organizations and industry innovators. Revolutionary Airplane We believe our airplane technology transforms regional mobility with VTOL capabilities and jet - like performance. Seamless Certification Leveraging largely pre - certified components improves speed to market. *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

TriFan 600

THE OPTIMAL xVTOL SOLUTION

SUPERIOR MAX CRUISE SPEED

311 mph

EXTENDED RANGE

1,000+ miles

PAYLOAD

7 Occupants

PRESURIZED CABIN

25,000 ft Cruising


N340VT
VTOL

*Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

xti aerospace

XTI xVTOL FUTURE PRODUCT FAMILY Autonomous / Cargo 2 - 4 Seat Payload All Electric Hybrid - electric Military / Government 8 - 12 Seat Payload Cargo *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

XTI xVTOL TARGET MARKETS Executive Transport Private, Corporate, Charter and Fractional *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification. Regional Transport City Center to City Center or Rural Destination Medical & Disaster EMS and 1 st Response Configurations Government & Military Agency Mission Capable

Federal Tailwinds:

EXECUTIVE ORDER VALIDATES XTI'S VISION

June 6, 2025

Executive Order on Unmanned Aircraft Systems (UAS)

President Trump's Executive Order marks a pivotal moment in U.S. aerospace strategy—validating XTI's xVTOL leadership and creating new pathways to deployment

Strategic Implications for XTI Aerospace

- **Federal Recognition of VTOL**:
  Officially acknowledged as essential to next-gen mobility.
- **eVTOL Integration Pilot Program (eIPP)**:
  Launch of a new testbed; *XTI fully intends to pursue participation in the Pilot program as an alternative advanced aviation aircraft, consistent with Section 6(vii) of the Executive Order*
- **Access to Federal Test Ranges**:
  Unlocks critical real-world testing capabilities.
- **"Buy American" Momentum**:
  Boost for U.S.-built aerial systems in federal and international markets.

"This Executive Order affirms the operational and commercial necessity of VTOL systems. It's a significant step forward—and one that directly supports the TriFan 600's path to market."

— Scott Pomeroy, Chairman & CEO, XTI Aerospace

xti aerospace

Flight PATHWAY Preliminary Design Conceptual Design Critical Design First Flight *Stages for Joby, Archer, and Eve reflect XTI’s current understanding based on available information. These assessments have not been publicly disclosed by the respective companies, may be inaccurate, and have not been independently verified. Joby Archer Eve XTI Aerospace TriFan 600 First Flight expected 2027

Upcoming

FUTURE MILESTONES & APPROVAL PATHWAY

Preliminary Design Review (PDR):
During the preliminary design phase, we evaluate the overall design approach, ensuring that the top-level requirements are satisfied and that the project can move to detailed design and testing.

First Flight of Full-Scale, Piloted Demonstrator:
The "first flight" marks the culmination of ground testing of structures, systems and subsystems to a confidence level sufficient for the first crewed airborne flight tests.

IN PROCESS → 2027

G-1, Stage 1 Approval:
The G-1 is a foundational document in the FAA aircraft certification process. It designates the specific airworthiness and environmental regulations—including noise, fuel venting, and exhaust emissions—that an aircraft must meet to achieve FAA type certification.

The G-1 has four stages. Once stage four of the G-1 is complete, we plan to move to the G-2, which involves building and testing to demonstrate compliance, and development of the operator's manual.

Critical Design Review (CDR):
Expect to complete this one year after the PDR. During the critical design phase, we and our suppliers perform detailed airplane design and ensure requirements are met before proceeding to manufacturing, integration, and testing.

All the development of the airplane has largely been software based up until this point, to "computer fly them". The CDR is when we freeze the design of the airplane, and cutting of metal can start to happen.

Type Certification Granted:
Following satisfactory completion of the FAA's certification process to include extensive ground and airborne testing, as well as detailed safety analysis, the FAA issues a type certificate for the TriFan 600 design.

*Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

xti aerospace

XTI AEROSPACE & DRONE NERDS PROFORMA BALANCE SHEET Combined Pro Forma As of 6/30/2025 *** Drone Nerds Stand Alone As of 6/30/2025 ** XTI Stand alone As of 6/30/2025 * Balance Sheet Data (In Thousands) $44,323 $2,257 $20,046 Cash and Cash equivalents $73,755 $27,523 $24,212 Total Current Assets $105,931 $29,770 $35,448 Total Assets $56,225 $8,217 $21,837 Total Current Liabilities $58,247 $9,993 $22,083 Total Liabilities $44,959 $19,777 $12,405 Stockholders' Equity * Includes $1.4mm of customer deposits, and $14.6mm derivative warrant liabilities. ** Includes $2.6mm of liabilities owed under a line of credit, $1.9mm of operating lease liabilities, and $0.45mm of notes payable to related parties of Drone Nerds. ***Reflects the combined balance sheets of XTI and Drone Nerds, impact of equity financings completed by XTI subsequent to June 30, 2025, impact of XTI’s investment in Valkyrie Sciences, LLC, and the impact of (i) a preliminary allocation of the Acquisition’s purchase price and (ii) other transactions related to the Acquisition. The Combined Pro Forma data is for informational purposes only and does not purport to indicate the results that would have been obtained had the Acquisition and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. •

XTI AEROSPACE & DRONE NERDS PROFORMA INCOME STATEMENT * Post - Acquisition Combined financial data is for informational purposes only. They do not purport to indicate the results that would have been obtained had the Acquisition and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. * *For the year ended 12/31/2024, includes $6.5mm of merger related transaction costs, $2.5mm for the impairment of intangible assets, and $0.6mm for the amortization of intangible assets. For the six months ended 6/30/2025, includes $4mm for the impairment of goodwill, $0.6mm for the impairment of intangible assets, and $0.2mm for the amortization of intangible assets. 6 months ended June 30, 2025 For the Year ended Dec 31, 2024 (Numbers in thousands) Drone Nerds Stand Alone $55,624 $111,201 Revenue $13,493 $17,333 Gross Profit $6,753 $3,932 Operating Income $6,424 $2,980 Net Income XTI Pre - Acquisition $1,084 $3,202 Revenue $818 $1,888 Gross Profit $(21,532) $(36,980) Operating loss** $(33,730) $(35,603) Net loss** Post - Acquisition Combined* $56,708 $114,403 Revenue $14,312 $16,195 Gross Profit $(14,779) $(38,074) Operating loss** $(27,206) $(38,193) Net loss**

POST-ACQUISITION
CAPITALIZATION TABLE

Post-Acquisition Cap Table (As Converted)	Outstanding
Common shares outstanding*	56,067,425
Options ($3.38 WAEP)	11,616,956
Warrants ($2.99 WAEP)	24,375,616
Fully Diluted Shares Outstanding	**92,059,997**

*Includes Series 4 & 5 convertible preferred stock, which convert to a total of 2 shares of common stock in the aggregate; includes 6,524,576 shares issuable upon the exchange of the class B units issued for the acquisition of Drone Nerds. Upon any conversion, the resulting XTI common stock will be locked-up until November 10, 2026, and at 15 months post-closing of the acquisition, any class B units remaining will automatically be exchanged to shares of common stock. The aggregate purchase price for the acquisition of Drone Nerds was $40mm (~$9.7mm of equity at a $1.492 exchange price, $20mm in cash, and promissory notes for ~$11.9mm (including ~$1.6mm in working capital adjustments)); includes 16,756,032 shares upon the conversion of series 10 convertible preferred stock, which will be convertible into common stock at a fixed conversion price of $1.492 per share upon receipt of required shareholder approval, at which time all shares will automatically convert.

xti aerospace

We believe that together, XTI and Drone Nerds create a unified platform, and is strongly positioned to become the leader in the manned and unmanned aviation industry. The TriFan 600 is expected to be one of the first civilian fixed - wing, regional VTOL airplanes that offers the speed and comfort of a business airplane and the versatility of VTOL for a wide range of customer applications. XTI has generated 140 conditional pre - orders & 154 non - binding reservations & options equating to over $3B in potential future revenue. Drone Nerds brings unparalleled expertise, industry reach, and dedication, which we believe will help ensure our products thrive in the market. Drone Nerds is one of the largest drone distributors and service providers in the U.S., with over $110 million of revenue for the year ended December 31, 2024, and $55 million of revenue for the 6 months ended June 30, 2025. INVESTMENT HIGHLIGHTS

THANK YOU.